UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 20, 2009

BRUKER CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-30833 (Commission File Number)	04-3110160 (IRS Employer Identification No.)

40 Manning Road
Billerica, MA 01821
(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code:  (978) 663-3660

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 of the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) Appointment of Principal Officers

On March 20, 2009, Brian P. Monahan, 37, was appointed Chief Accounting Officer and Vice President of Finance of Bruker Corporation (the “Company”).  Prior to his appointment, Mr. Monahan served as Corporate Controller since joining the Company in April 2004.  Mr. Monahan also serves as an Executive Vice President of the Company’s Bruker Daltonics subsidiary since November 2006.  From January 2005 to November 2006, Mr. Monahan was Vice President of Finance for Bruker Daltonics and from July 2004 to January 2005 was Assistant Vice President of Finance for Bruker Daltonics. Before joining the Company, from December 2002 through April 2004, Mr. Monahan served as the Manager of Accounting and Financial Reporting at Fisher Scientific International, Inc., a provider of products and services to the scientific research and clinical laboratory markets, and as an audit manager for PricewaterhouseCoopers LLP where he was employed from July 1999 through December 2002.  Mr. Monahan is a Certified Public Accountant and holds a B.S. in Accounting from the University of Massachusetts.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRUKER CORPORATION
(Registrant)

Date: March 26, 2009	By:	/s/ William J. Knight
William J. Knight
Chief Financial Officer and Treasurer